As Filed with the Securities and Exchange Commission on June 24, 2019

Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ORAGENICS, INC.

(Exact name of registrant as specified in its charter)

FLORIDA	59-3410522
(State or other jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)

4902 Eisenhower Boulevard, Suite 125

Tampa, Florida 33634

813-286-7900

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

2012 EQUITY INCENTIVE PLAN

(Full Title of the Plans)

Alan Joslyn,

President and Chief Executive Officer.

4902 Eisenhower Boulevard, Suite 125

Tampa, Florida 33634

813-286-7900

(Name, Address and Telephone number of Agent for Service)

Copies to:

Mark A. Catchur, Esquire

Shumaker, Loop & Kendrick, LLP

101 E. Kennedy Blvd., Suite 2800

Tampa, Florida 33602

(813) 229-7600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED(1)	AMOUNT TO BE REGISTERED(2)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(3)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(3)	AMOUNT OF REGISTRATION FEE(3)
Common Stock $0.001 Par Value	6,000,000	$0.48	$2,880,000	$349.06

(1)	The securities to be registered include options and awards to acquire common stock.
(2)	This Registration Statement registers an additional 6,000,000 shares of Company common stock for issuance pursuant to the Company’s 2012 Equity Incentive Plan (which is an amendment and restatement of the Company’s Amended and Restated 2002 Stock Option and Incentive Plan) (the “Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers any additional number of shares as may be available under the Plan in the event of a stock dividend, stock split, recapitalization or other similar change to the Common Stock.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended based upon the closing price per share of our Common Stock as reported on NYSE American, on June 20, 2019.

REGISTRATION OF ADDITIONAL SECURITIES

EXPLANATORY NOTE

This Registration Statement on Form S-8 of Oragenics, Inc. (the “Company”) is being filed to register 6,000,000 additional shares of Company common stock authorized for issuance under the 2012 Equity Incentive Plan (the “Plan”) (which is an amendment and restatement of the Company’s 2002 Amended and Restated Stock Incentive Plan), pursuant to General Instruction E to Form S-8. The table below summarizes the Plan, as amended to date and the registration statements previously filed to cover shares authorized for issuance under the Plan.

Summary Plan Table

Plan History	Date	Authorized Shares	Post-Split Shares	Registration Statement
Adoption	November 2002	50,000*	5,000**	333-110646
Amended and Restated	September 2006	100,000*	10,000**	333-150716
First Amendment	April 2008	100,000*	10,000**	333-150716
Second Amendment	October 2009	375,000*	37,500**	333-163083
Third Amendment	September 2011	500,000	50,000**	333-177091
2012 Amended and Restated Equity Incentive Plan	October 2012	2,875,000	287,500**	333-184588
First Amendment to 2012 Plan	May 2017	1,500,000	150,000**	333-223088
Second Amendment to 2012 Plan	December 2017	2,000,000**	200,000**	333-223088
Third Amendment to 2012 Plan	June 2018		1,500,000	333-225894
Fourth Amendment to 2012 Plan	June 2019		6,000,000	***
Total			8,250,000

*	On September 24, 2010, the Company effected a 1 for 20 reverse stock split and the amounts reflected for dates prior to the September 2010 reverse split have been adjusted for such reverse split.

**	On January 19, 2018, the Company effected a 1 for 10 reverse stock split and the amounts reflected for dates prior to the January 2018 reverse split have been adjusted for such reverse split.

***

On June 20, 2019, the Company’s shareholders approved an increase in the number of authorized shares for issuance under the Plan from 2,250,000 shares to 8,250,000 shares or an additional 6,000,000 shares. This Registration Statement registers the additional 6,000,000 shares approved by the Company’s shareholders.

Pursuant to General Instruction E to Form S-8, the contents of the previously filed Registration Statements, on Form S-8 (Nos. 333-110646, 333-150716, 333-163083, 333-177091, 333-184588, 333-223088 and 333-225894), on November 21, 2003, July 5, 2008, November 13, 2009, September 30, 2011, October 25, 2012, February 16, 2018, and June 26, 2018, respectively, are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier registration statements are presented herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

This Registration Statement on Form S-8 incorporates by reference the following documents we previously filed with the Securities and Exchange Commission:

•	Registration Statement on Form S-8 filed November 21, 2003 (File No. 333-110646);

•	Registration Statement on Form S-8 filed July 5, 2008 (File No. 333-150716);

•	Registration Statement on Form S-8 filed November 13, 2009 (File No. 333-163083);

•	Registration Statement on Form S-8 filed September 30, 2011 (File No. 333-177091);

•	Registration Statement on Form S-8 filed October 25, 2012 (File No. 333-184588);

•	Registration Statement on Form S-8 filed February 16, 2018 (File No. 333-223088);

•	Registration Statement on Form S-8 filed June 26, 2018 (File No. 333-225894);

•	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Commission on March 29, 2019 and as amended on April 29, 2019;

•	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the Commission on May 13, 2019; and

•	the Registrant’s Current Reports on Form 8-K, filed with the Commission on each of February 22, 2019, March 15, 2019, March 20, 2019, March 21, 2019, March 25, 2019 and June 21, 2019.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. In no event, however, will any information that the Registrant discloses under Item 2.02 or Item 7.01 (and any related exhibits) of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or amended, to constitute a part of the Registration Statement.

Item 8. Exhibits.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	2012 Equity Incentive Plan (incorporated by reference as Exhibit 4.1 to Form 8-K filed on October 25, 2012).

4.2	First Amendment to 2012 Equity Incentive Plan (incorporated by reference as Exhibit 4.2 to Form 8-K filed on May 5, 2017).

4.3	Second Amendment to 2012 Equity Incentive Plan (incorporated by reference as Exhibit 4.3 to Form 8-K filed on December 29, 2017).

4.4	Third Amendment to 2012 Equity Incentive Plan (incorporated by reference as Exhibit 4.4 to Form 8-K filed on June 26, 2018).

4.5	Fourth Amendment to 2012 Equity Incentive Plan (incorporated by reference as Exhibit 4.5 to Form 8-K filed on June 21, 2019).

5.1	Opinion of Shumaker, Loop & Kendrick, LLP, as to the legality of the securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm, Mayer Hoffman McCann P.C.

23.2	Consent of Shumaker, Loop & Kendrick, LLP to the use of their opinion as an Exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5.1.

24.1	Power of Attorney (included with the signature page to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida this 24th day of June 2019.

Oragenics, Inc.

By:	/s/Alan Joslyn

Alan Joslyn
President, Chief Executive Officer and Principal Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Oragenics, Inc., hereby constitutes and appoints Alan Joslyn and Michael Sullivan, each their true and lawful attorneys-in-fact and agents, for them and in their name, place and stead, in any and all capacities, to sign their names to any and all amendments to this Registration Statement on Form S-8, including post-effective amendments and other related documents, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys, full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and the undersigned for himself hereby ratifies and confirms all that said attorney shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Alan Joslyn Alan Joslyn	President, Chief Executive Officer, Principal Executive Officer and Director	June 24, 2019

/s/ Michael Sullivan Michael Sullivan	Chief Financial Officer and Principal Accounting Officer	June 24, 2019

/s/Frederick W. Telling Frederick W. Telling	Chairman of the Board and Director	June 24, 2019

/s/Robert C. Koski Robert C. Koski	Director	June 24, 2019

/s/Charles Pope Charles L. Pope	Director	June 24, 2019

/s/Alan W. Dunton Alan W. Dunton	Director	June 24, 2019